Exhibit j

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Fidelity California Municipal Trust: Spartan California Municipal Income Fund, of our report dated April 2, 2002 on the financial statements and financial highlights included in the February 28, 2002 Annual Report to Shareholders of Spartan California Municipal Income Fund.

We further consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information.

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/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 15, 2002